EXHIBIT 10.10

                         AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into this 24 day of April, 1998 and is by and between CRC-EVANS PIPELINE INTERNATIONAL, INC., a Delaware corporation (the "Purchaser") and TULSA PIPELINE EQUIPMENT & SUPPLY, INC., an Oklahoma corporation ("Tulsa Pipeline Equipment & Supply"), HAMILTON HEAVY EQUIPMENT, INC., a Texas corporation ("Hamilton Heavy Equipment"), and JERRY HAMILTON, individually and doing business as HHC INTERNATIONAL ("Hamilton"), (collectively, Tulsa Pipeline Equipment & Supply, Hamilton Heavy Equipment, and Hamilton are sometimes hereinafter referred to as the "Seller").

      WHEREAS, the Seller is engaged primarily in the pipeline equipment business (the "Business"); and

      WHEREAS, the Purchaser desires to purchase and/or otherwise assume from the Seller, and the Seller desires to sell and/or otherwise transfer to the Purchaser, the Business and certain assets utilized in the conduct of the Business and certain of the liabilities of the Business on and subject to the terms and conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

      1. PURCHASE AND SALE. On and subject to the terms and conditions of this Agreement, (a) at the Closing, the Purchaser will purchase from the Seller, and the Seller will sell, convey, transfer, assign and deliver to the Purchaser, or cause to be sold, conveyed, transferred, assigned and delivered to the Purchaser, all of the Acquired Assets, free and clear of any encumbrances other than the Permitted Encumbrances; (b) at the Closing, the Purchaser will assume and become directly and solely responsible for the payment, performance or discharge, as the case may be, of all of the Assumed Liabilities; (c) at the Closing, the Purchaser will pay to the Seller the Purchase Price with such payment to be made as herein provided; and (d) at the Closing, the Purchaser shall execute and deliver the Consulting Agreement described in ANNEX 1 attached hereto between Hamilton and the Purchaser.

      2. ACQUIRED ASSETS. For purposes hereof, "Acquired Assets" means all of the properties, rights, interests and other assets, owned or otherwise held by the Seller as described in SCHEDULE 2 attached hereto.

      3. ASSUMED LIABILITIES. For purposes hereof, "Assumed Liabilities" means the obligations and liabilities of the Seller as described in SCHEDULE 3 attached hereto. Notwithstanding

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anything herein contained to the contrary, the only liabilities which the
Purchaser will assume are those described in SCHEDULE 3 attached hereto.

      4. PURCHASE PRICE. The "Purchase Price" means, as of the Closing Date, the sum of $5,747,689.00, subject to adjustments as hereinafter provided. At the Closing, the Purchaser shall pay the Purchase Price as follows:

            (a) Ninety percent of the Purchase Price after adjustments for inventory valuation as described in Paragraph 5(a), less $400,000.00, by means of a wire transfer of immediately available funds to an account designated by the Seller.

            (b) The sum of $400,000.00, be evidenced by the Purchaser's promissory note in the form described in ANNEX 2 attached hereto (the "Promissory Note"). (c) The remaining portion of the Purchase Price, after determination of the adjustments to the Purchase Price described hereinafter in Paragraph 5(b), shall be paid by the Purchaser no later than 45 days after the Closing by means of a wire transfer of immediately available funds to an account designated by the Seller.

      5. ADJUSTMENTS TO THE PURCHASE PRICE.

            (a) Within two days before the Closing, the parties will conduct an inventory of the parts which comprise part of the Acquired Assets. An adjustment will be made to the Purchase Price based on the difference in the inventory value of such parts from the value shown in SCHEDULE 2.

            (b) At the Closing, the Purchaser will take possession of the Acquired Assets located in Broken Arrow, Oklahoma. However, with respect to the Acquired Assets located in Harris County, Texas and Nisku, Alberta, Canada, the final inventory value will be determined when such portion of the Acquired Assets located in Harris County, Texas and Nisku, Alberta, Canada are loaded for delivery to the Purchaser. Adjustments will be made to the Purchase Price based on any changes to the Acquired Assets shown in SCHEDULE 2 as revised to show inventory as being on-hand at the Closing. The basis for valuation of any shortages or agreed additions shall be the value shown in SCHEDULE 2, or in the case of agreed additions, 40 percent of the April 1, 1997 price list of the Purchaser. In the case of newly manufactured equipment added after March 1, 1998, the value shall be the manufacturing cost. Any adjustments to the parts inventory shall be made at book value. The Purchase Price shall be further adjusted upon the failure of the Seller to deliver to the Purchaser within 45 days following the Closing any of the Acquired Assets which were not complete and assembled to the Purchaser's reasonable satisfaction as of the Closing Date, except as otherwise noted. If following all of the adjustments to the :Purchase Price as herein provided, the adjustments total more than 10 percent of the Purchase Price, the Seller shall immediately refund to the Purchaser the amount in excess of such 10 percent by means of wire transfer of immediately available funds to an account designated by the Purchaser.

      6. COVENANT NOT TO COMPETE. It is recognized by the Seller that the business of the Seller and the Purchaser and the affiliates of the Purchaser that provide similar products and services is and will continue to be international in scope and that geographical limitations on the

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below described covenant not to compete and the non-solicitation covenant are therefore not appropriate.

Consequently, a period of five years from the Closing Date, on a world-wide basis, no party constituting the Seller shall:

            (a) Canvas, solicit, or accept any business for any other person, partnership, firm, corporation or other legal entity from any present or past customer of the Seller or the Purchaser, in connection with any activity the same as that engaged in by the Seller and the Purchaser on the date of this Agreement.

            (b) Give any other person, partnership, firm, corporation or other legal entity the right to canvas, solicit or accept any business for any other business, from any present or past customer of the Seller or the Purchaser, in connection with any activity the same as that engaged in by the Seller and the Purchaser on the date of this Agreement.

            (c) Directly or indirectly request or advise any past, present or future customer of the Purchaser to withdraw, curtail or cancel its business for any other business, from any present or past customer of the Seller or the Purchaser, in connection with any activity the same as that engaged in by the Seller and the Purchaser on the date of this Agreement.

            (d) Directly or indirectly disclose to any other person, partnership, firm, corporation or other legal entity the names of past, present or future customers of the Seller or the Purchaser, in connection with any activity the same as that engaged in by the Seller and the Purchaser on the date of this Agreement.

            (e) Directly or indirectly induce, or attempt to influence any employee of the Purchaser to terminate his employment.

            (f) Without the written consent of the Purchaser, directly or indirectly employ or attempt to employ any person, who, on the date of this Agreement or at any time during the two years before the date of this Agreement, is or was an employee of the Seller or the Purchaser, whether full or part-time.


            (g) Directly or indirectly own, manage, operate, join or participate in, or be connected as an officer, director, shareholder, employee, partner or otherwise with any business under any name similar to Tulsa Pipeline Equipment & Supply, Inc. or the Purchaser's name.

            (h) Directly or indirectly compete with, or become interested in any competitor of the Seller in any activity the same as that engaged in by the Seller or the Purchaser on the date of this Agreement.

      As used herein, the business of the Purchaser shall include, but not be limited to the design, manufacturing, sale, rental of and providing of services pertaining to specialized equipment for the construction, rehabilitation, corrosion and weight coating, and automatic welding of pipelines.

      The Seller acknowledges that the remedy at law for any breach by it of the foregoing covenant not to compete will be inadequate, and that the Purchaser shall be entitled, in addition to

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any other legal remedy available to it, to an injunction after the posting of a bond in the amount of $100.00, the issuance of which the Seller hereby consents, restraining the Seller from any breach or threatened breach thereof. This covenant on the part of the Seller shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by the Seller against the Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Purchaser of this covenant.

      Provided, however, notwithstanding anything herein contained to contrary, Hamilton may buy, sell or rent Caterpillar tractors and other items of general construction equipment, and may participate as a passive 50 percent owner of Rocky Mountain Pipe Equipment, Inc. of Edmonton, Alberta, Canada ("Rocky Mountain"). Hamilton shall not participate in the management of Rocky Mountain or provide additional capital to Rocky Mountain or provide equipment for the use or sale by Rocky Mountain. Any permitted activities pertaining to Rocky Mountain shall be for business in Canada only. Moreover, Hamilton agrees to assist the Company in its efforts to acquire the capital stock of Rocky Mountain.

      7. CONFIDENTIALITY. The Seller shall act in good faith to maintain on a confidential basis Confidential Information about the Purchaser obtained by the Seller hereunder, but in no event shall the Seller be faulted in connection therewith except for intentional or gross misconduct on the part of the Seller. The Seller's confidentiality obligations of non-disclosure shall not apply to the extent such information (a) was or becomes in the public domain through disclosures by the Purchaser or others, (b) was in the Seller's possession before the Purchaser's disclosure thereof to the Seller, (c) if legally acquired by the Seller from a third party in the absence of a secrecy commitment, or (d) to the extent that disclosure to governmental agencies is required by law, or disclosure is required by a court order with proper jurisdiction, in which case the Seller will use reasonable efforts to maintain confidentiality of non-publicly known information involved therein.

      As used herein, the term "Confidential Information" includes, without limitation, information and knowledge pertaining to products, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Purchaser and its affiliates and dealers, distributors, customers, clients, suppliers and others who have had or will have had business dealings with the Purchaser and its affiliates.

      8. THE SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to the Purchaser as follows:

            (a) ORGANIZATION AND EXISTENCE. Tulsa Pipeline Equipment & Supply is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma, and is qualified to do business in the State of Texas. Likewise, Hamilton Heavy Equipment is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

            (b) POWER AND AUTHORITY. The Seller has full corporate power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including,

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                  without limitation, the other agreements, certificates and documents contemplated hereby (collectively the "Other Agreements"). The Seller has full corporate power and authority to own, lease and operate its assets, including, but not limited to, the Acquired Assets, and to conduct its businesses, including, but not limited to, the Business, as same are currently being conducted.

            (c) AUTHORIZATION. The execution, delivery and performance of this Agreement and all of the Other Agreements by the Seller have been duly authorized by all requisite shareholder and corporate action.

            (d) BINDING EFFECT. Upon execution and delivery by the Seller, this Agreement and the Other Agreements will be and constitute the valid, binding and legal obligations of the Seller, enforceable against the Seller in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and
                  (ii) general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

            (e) OWNERSHIP OF THE ACQUIRED ASSETS. The Seller is the record owner of the Acquired Assets and is duly authorized and empowered to and shall execute and deliver to the Purchaser at the Closing bills of sale and such other forms of conveyance which will convey good, absolute and indefeasible title to the Acquired Assets being so sold to the Purchaser hereunder, free and clear of all liens, encumbrances, charges, escrows, equities, and other restrictions, except as may be otherwise permitted hereunder.

            (f) CONDITION OF THE ACQUIRED ASSETS. As of the Closing Date, the Acquired Assets will be complete and assembled, except as otherwise noted, to the Purchaser's reasonable satisfaction, with no known significant defects, and suitable for their intended use, reasonable wear and tear excepted. The Purchaser acknowledges that, except as otherwise set forth in this Agreement, the Seller has made no representations or warranties of any kind, express or implied, with respect to the physical condition, performance, merchantability or fitness for a particular purpose of any of the Acquired Assets, it being understood and agreed to by the Purchaser that the same are being purchased "as is, where is." Notwithstanding anything herein contained to the contrary, if as of the Closing any of the Acquired Assets are not complete or assembled, to the Purchaser's reasonable satisfaction, the Seller shall have 45 days or other agreed period in which to complete or assemble any of such Acquired Assets, with no known significant defects, and suitable for their intended use, reasonable wear and tear excepted. To the extent that the Seller fails to so complete and assemble to the Purchaser's reasonable satisfaction any of such Acquired Assets, except as otherwise noted, the Purchase Price shall be further adjusted by the value of any such Acquired Assets which the Seller has failed to so complete and assemble

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                  pursuant to the terms hereof. Any parts which are included with the Acquired Assets which are new shall be valued at book value. Any such parts included within the Acquired Assets which are not new must be usable by Purchaser and shall be valued as agreed upon by the parties.

            (g) NO DEFAULT. Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by the Seller of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of Tulsa Pipeline Equipment & Supply and Hamilton Heavy Equipment or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation included in the Acquired Assets or necessary for the operation of the Business following the Closing or any other material contract, commitment, or other obligation to which the Seller is a party, or create or result in the creation of any encumbrance on any of the Acquired Assets.

            (h) NO CONSENTS. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental departments agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by the Seller prior to the Closing to authorize the execution, delivery and performance by the Seller of this Agreement.

            (i) CORPORATE RECORDS. True and correct copies of the Articles of Incorporation and Bylaws of Tulsa Pipeline Equipment & Supply and Hamilton Heavy Equipment, and all amendments thereto, have been delivered to the Purchaser for review, copies of which are set forth on SCHEDULE 7(I) hereto.

            (j) LITIGATION. Except as otherwise disclosed on SCHEDULE 7(J) hereto, there presently exists no litigation, proceedings, actions, claims or investigations pending in law or in equity, nor, to the Seller's knowledge, are there any of the foregoing which are threatened in writing, which would, in the aggregate, have a material adverse effect on the Acquired Assets or the Business.

            (k) ACCESS TO RECORDS. The Seller shall cause the Seller to afford the Purchaser access, during normal business, to all of its business operations, properties, books, files, and records related to the pipeline equipment business being acquired hereunder, and will cooperate in the Purchaser's examination thereof. No such examination, however, shall constitute a waiver or relinquishment by the Purchaser of its right to rely upon the Seller's covenants, representations, and warranties made herein or pursuant hereto. Until the Closing hereunder or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, the Purchaser will hold in confidence all information so obtained by the Purchaser as a result of such examination.

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            (l)   CONTRACT RIGHTS. Each of he Contract Rights included within the Acquired Assets was entered into in the ordinary course of business.

            (m) PAYMENT OF TAXES: TAX LIENS. All tax returns and all documents whether federal, state or local, required to be filed by the Seller with respect to the Seller and the Business have been or will be filed on or before the date on which such tax returns or other documents are required to be filed. The Acquired Assets are not and will not be encumbered by any liens arising out of or relating to unpaid taxes for which the Seller is responsible hereunder.

            (n) ASSISTANCE AFTER THE CLOSING. After the Closing, the Seller shall assist the Purchaser in the loading of all of the Acquired Assets for shipment to a location determined by the Purchaser.

            (o) RELIANCE. The foregoing representations and warranties are made by the Seller with the knowledge and expectation that the Purchaser is placing complete reliance thereon.

            (p) NO UNTRUE STATEMENTS. No representation or warranty by the Seller in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

      9. THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Seller as follows:

            (a) ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in all other states where the nature of the Purchaser's business requires such qualification, including the State of Texas.

            (b) POWER AND AUTHORITY. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements.

            (c) AUTHORIZATION. The execution, delivery and performance of this Agreement and the Other Agreements any the Purchaser have been duly authorized by all requisite corporate action.

            (d) BINDING EFFECT. Upon execution and delivery by the Purchaser, this Agreement and the Other Agreements will be and constitute the valid, binding and legal obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof and thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, in solvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and
                  (ii) general

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                  principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) NO DEFAULT. Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by the Purchaser of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Purchaser's Certificate of Incorporation or Bylaws or of any material contract, commitment, or other obligation to which the Purchaser is a party.

            (f) RELIANCE. The foregoing representations and warranties are made by the Purchaser with the knowledge and expectation that the Seller is placing complete reliance thereon.

            (g) NO UNTRUE STATEMENTS. No representation or warranty by the Purchaser in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

      10. CONDITIONS PRECEDENT TO PERFORMANCE BY THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement and to pay the Purchase Price, are subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by the Purchaser:

            (a) OPINION OF COUNSEL. The Seller shall have delivered at the Closing to the Purchaser an opinion of the Seller's counsel dated as of the Closing Date in form and substance reasonably satisfactory to the Purchaser to the effect that: (i) Tulsa Pipeline Equipment & Supply and Hamilton Heavy Equipment are validly organized and existing corporations in good standing under the laws of the states in which they were incorporated, with full corporate power to carry on the business in which they are engaged, and are duly qualified to do business in the State of Texas; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Articles of Incorporation as amended, or Bylaws, as amended, of Tulsa Pipeline Equipment & Supply and Hamilton Heavy Equipment, or to said counsel's knowledge and belief any order, rule, or regulation of any court, governmental agency or body having jurisdiction over the Seller; (iii) no provision of the Articles of corporation, as amended, Bylaws, as amended, minutes or share certificates of Tulsa Pipeline Equipment & Supply and Hamilton Heavy Equipment prevents the Purchaser from purchasing the Acquired Assets to be sold as contemplated by this Agreement or performing its obligations under this Agreement; (iv) to said counsel's knowledge and belief, the Seller has the power and right to execute and deliver and perform its obligations under this Agreement, and any other agreement or undertaking called for hereunder; (v) this Agreement and the Other

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                  Agreements constitute the binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and that the remedy of specific performance or of other equitable relief is subject to the discretion of the court before which any proceeding therefor is brought; and (vi) said counsel has no knowledge of any litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to the Seller, its properties or businesses, except as set forth herein or in said opinion.

            (b) CERTIFICATES OF GOOD STANDING. The Seller shall have delivered to the Purchaser certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of Tulsa Pipeline Equipment & Supply and Hamilton Heavy Equipment as of a date not more than 10 days prior to the Closing Date, in the States of Oklahoma and Texas, respectively, and that Tulsa Pipeline Equipment & Supply is qualified to do business in the State of Texas as a foreign corporation.

            (c) CHANGE OF NAME. Before the Closing, Tulsa Pipeline Equipment & Supply shall change its name to a name reasonably approved in advance by the Purchaser. At the Closing, the Seller shall deliver to the Purchaser evidence of such change in the name of Tulsa Pipeline Equipment & Supply.

            (d) RESOLUTIONS. The Purchaser's counsel shall have received certified resolutions of a stockholder's meeting of the Seller pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the stockholders of the Seller all in form and content reasonably Satisfactory to such counsel, authorizing
                  (i) the execution, delivery and performance of this Agreement,
                  (ii) such other documents and instrument as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by the Seller hereunder.

            (e) ACCESS TO RECORDS. With respect to the Business only, the Seller shall afford the Purchaser access, during normal business hours, to all of the Seller's business operations, properties, books, files, and records, and will cooperate in the Purchaser's examination thereof. No such examination, however, shall constitute a waiver or relinquishment by the Purchaser of its right to rely upon the covenants, representations, and warranties made herein or pursuant hereto by the Seller. Until the Closing hereunder or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, the Purchaser will hold in confidence all information so obtained by the Purchaser as a result of such examination.

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            (f)   COMPLIANCE. The Seller shall cause its officers and employees to comply with all applicable provisions of this Agreement.

            (g) INSURANCE. From the date hereof, until the Closing, the Seller shall keep all of the Acquired Assets insured in accordance with the present practice, and maintain, preserve and keep the Acquired Assets in reasonably good condition and state of repair, reasonable wear excepted.

      11. CONDITIONS PRECEDENT TO THE PERFORMANCE OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing Date, of all of the following conditions:

            (a) OPINION OF COUNSEL. The Purchaser shall have delivered at the Closing to the Seller an opinion of the Purchaser's counsel dated as of the Closing Date in form and substance reasonably satisfactory to the Seller to the effect that: (i) the Purchaser is a validly organized and existing corporation in good standing under the laws of the State of Delaware, with full corporate power to carry on the business in which it is engaged, and is duly qualified to do business in the State of Texas; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Purchaser, or to said counsel's knowledge and belief any order, rule, or regulation of any court, governmental agency or body having jurisdiction over the Purchaser; no provision of the Certificate of Incorporation, as amended, Bylaws, as amended, minutes or share, certificate of the Purchaser prevents the Purchaser from purchasing the Acquired Assets to be sold as contemplated by this Agreement or performing its obligations under this Agreement; (iv) to said counsel's knowledge and belief, the Purchaser has the power and right to execute and deliver and perform its obligations under this Agreement, and any other agreement or undertaking called for hereunder; (v) this Agreement and the Other Agreements constitute the binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to any applicable Bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and that the remedy of specific performance or of other equitable relief is subject to the discretion of the court before which any proceeding therefor is brought; and
                  (vi) said counsel has no knowledge of any litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to the Purchaser, its properties or businesses, except as set forth herein or in said opinion.

            (b) CERTIFICATES OF GOOD STANDING. The Purchaser shall have delivered to the Seller certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of the Purchaser as of a date not more than 10 days prior to the Closing Date, in the State of Delaware and foreign qualification in the State of Texas.

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            (c)   RESOLUTIONS. The Seller shall have received certified
                  resolutions of the Board of Directors of the Purchaser, in form reasonably satisfactory to counsel for the Seller, authorizing execution, delivery and performance of this Agreement by the Purchaser and all actions to be taken by the Purchaser hereunder.

      12. SATISFACTION OF LIENS AND ENCUMBRANCES. On or before the Closing Date, the Seller shall take all such action as shall be legally required in order to deliver to the Purchaser good and marketable title to all of the Acquired Assets, free and clear of all liens, pledges, claims, security interests, mortgages, encumbrances and restrictions of all types and nature whatsoever (collectively the "Liens"), except only for such (i) permitted liens which have been approved in advance by the Purchaser, and (ii) the terms and conditions of the Contract Rights and the Other Contracts (collectively the "Permitted Liens"). Such action shall include, without limitation, the payment in full of all indebtedness for money borrowed by the Seller which is secured by the Liens on the Acquired Assets (which payment may be made, in whole or in part, by application and payment of all or a portion of the Purchase Price to the holders of such indebtedness of the Seller), and, in connection therewith, to deliver to the Purchaser and its counsel appropriate UCC form-3 or termination statements, satisfactions of mortgages, and other documents which the Purchaser and its counsel shall reasonably require to evidence the termination of all of the Liens other than the Permitted Liens.

      13. ACCESS TO FORMER BUSINESS RECORDS. For a period of seven years following the Closing, the Purchaser will retain all business records constituting part of the Acquired Assets and the Assumed Liabilities. During such period, the Purchaser will afford authorized representatives of the Seller free and full access to all of such records at reasonable times and during normal business hours at the principal business office of the Purchaser, or at such other location or locations at which such business records may be stored or maintained from time to time, and will permit such representatives to make abstracts from, or copies of, any of such records, or to obtain temporary possession of any thereof as may be reasonably required by the Seller at the Seller's sole cost and expense. During such period, the Purchaser will, at the Seller's expense, cooperate with the Seller in furnishing information, evidence, testimony, and other reasonable assistance in connection with any action, proceeding, or investigation relating to the Seller's conduct of the Business prior to the Closing. The Purchaser shall not be liable for destruction of any such records which destruction is not the result of negligence or willful act.

      14. EMPLOYMENT. Effective as of the Closing Date, the Seller may terminate the employment of some or all of its employees (the " Employees"). Some or all of the Employees may be offered employment by the Purchaser effective on the Closing Date on such terms and conditions as may be determined by the Purchaser. The Seller shall be solely responsible for and shall pay all benefits which may be due to any of the Employees as a result of any such termination of employment by the Seller.

      15. PROPERTY TAXES. All property taxes with respect to the Acquired Assets for the current taxation period shall be prorated among the parties hereto as of the date of the Closing. The aggregate amount to be prorated shall be the actual amount of taxes to be due for the year to which the proration applies or in the absence thereof the good faith estimate of the parties as to the expected tax bill for such year. At the Closing, the Purchase Price shall be credited with any such

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
property taxes which are paid by the Purchaser relating to any period before the Closing. If the Seller has prepaid any such property taxes before the Closing, the Purchaser shall reimburse the Seller for any such property taxes so prepaid which relate to a period after the Closing.

      16. ACTIONS OF THE SELLER FOLLOWING THE CLOSING. Following the Closing, the Seller shall refer to the Purchaser all communications intended for Tulsa Pipeline Equipment & Supply.

      17. SURVIVAL OF WARRANTIES. All representations and warranties made by the parties in this Agreement or in any agreement, document, statement or certificate furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing and any instrument delivered as described herein for a period of 15 months after the Closing; all covenants shall survive so long as applicable. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations, covenants, warranties and agreements set forth herein and therein.

      18. NO BROKERS. Each of the parties represents and warrants to the other parties that all negotiations relative to this Agreement have been carried on by such party directly and without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage or finder's fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and each party shall indemnify and hold harmless all of the other parties hereto against any and all claims, losses, liabilities or expenses which may be asserted against any such other party as a result of the dealings, arrangements or agreements of such party or any of its affiliates with any such person, firm, corporation or entity.

      19. INDEMNIFICATION BY THE SELLER. The Seller agrees to indemnify and hold harmless the Purchaser against any and all liability, damage, loss or expense (including reasonable counsel fees), resulting from, arising out of, or connected with:

            (a) Any breach of the representations and warranties made by the Seller in this Agreement or the Other Agreements, for the period of survival of the breached representation and warranty set forth in Paragraph 17 of this Agreement.

            (b) The nonfulfillment of any agreement or covenant made by the Seller in this Agreement or in the Other Agreements.

      Notwithstanding the provisions of this Paragraph 19 of this Agreement, the Purchaser agrees that it shall not seek indemnification under this Paragraph 19 until such time as the aggregate amount of the indemnifiable liability, damage, loss or expense incurred by the Purchaser exceeds $25,000.00. In addition, the aggregate liability of the Seller with respect to the aggregate amount of all claims asserted under this Paragraph 19 shall in no event exceed the Purchase Price.

      20. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Seller against any and all liability damage, loss or expense (including reasonable counsel fees), resulting from, arising out of, or connected with:

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
            (a) Any breach of the representations and warranties made by the Purchaser in this Agreement or in the Other Agreements for the period of survival of the breached representation and warranty set forth in Paragraph 17 of this Agreement.

            (b) The nonfulfillment of any agreement or covenant made by the Purchaser in this Agreement or in the Other Agreements, including the Assumption of Liabilities Agreement.

      21. DESTRUCTION OF THE ACQUIRED ASSETS. If, on or before the Closing, any substantial portion of the Acquired Assets shall suffer a loss due to fire, flood, tornado, hurricane, earthquake, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of the Purchaser there will be a delay in repairing or replacing any of the Acquired Assets so lost, then the Purchaser may, at its sole option, declare that this Agreement is null and void, and thereafter, no party shall have any liability to any other party hereunder or in connection with any other instrument executed in relation to the transactions contemplated herein.

      22. CLOSING. The Closing Date of the sale and purchase contemplated hereunder shall be on the 29 day of May, 1998, subject to acceleration or postponement from time to time as the Seller and the Purchaser mutually agree. The Closing shall be held at the offices of the Purchaser located at 11601 North Houston-Rosslyn Road, Houston Texas 77086, at 10:00 a.m., Houston, Texas time, on the Closing Date unless another hour or place is mutually agreed upon by the Seller and the Purchaser.

      23. DELIVERIES AT THE CLOSING BY THE SELLER.

            (a) The bills of sale and any other required form of conveyance covering the Acquired Assets to be sold hereunder as more fully described in ANNEX 3 attached hereto, free and clear of all liens, encumbrances, charges, escrows, equities, and other restrictions, except as may be otherwise permitted hereunder.

            (b) The Consulting Agreement executed by Hamilton as described in ANNEX 1 attached hereto.

            (c) The opinion of counsel in he form described in Paragraph 10(a) hereof.

            (d) The certificates of good standing as described in Paragraph 10(b) hereof.

            (e) Evidence of the change of he name of Tulsa Pipeline Equipment & Supply as described in Paragraph 10(c) hereof.

            (f) The certified copies of various corporate resolutions as described in Paragraph 10(d) hereof.

            (g) Any other document which may be necessary to carry out the intent of this Agreement.

      24. DELIVERIES AT THE CLOSING BY THE PURCHASER.

            (a) By wire transfer, the sum of ninety percent of the Purchase Price, as adjusted for inventory on hand at Closing, less $400,000.00.

            (b) The Promissory Note in the amount of $400,000.00 as described in ANNEX 2 attached hereto.

            (c) The opinion of counsel in the form described in Paragraph 11(a) hereof.

            (d) The certificates of good standing as described in Paragraph 11(b) hereof.

            (e) The certified copies of the various corporate resolutions as described in Paragraph 11(c) hereof.

            (f) The Consulting Agreement as described in ANNEX 1 attached hereto.

            (g) The Assumption of Liabilities Agreement as described in ANNEX 4 attached hereto.

            (h) Any other document which may be necessary to carry out the intent of this Agreement, including SCHEDULE 2 revised to show inventory on hand at Closing.

      25. DELIVERIES FOLLOWING THE CLOSING BY THE SELLER. Within 45 days following the Closing, the Seller shall deliver to the Purchaser any of the Acquired Assets which were not complete and assembled to the Purchaser's reasonable satisfaction as of the Closing. To the extent that the Seller fails to deliver any of the Acquired Assets as described in this paragraph, the Purchase Price shall be adjusted by the value of any such of the Acquired Assets not so delivered.

      26. DELIVERIES FOLLOWING THE CLOSING BY THE PURCHASER. Within 45 days following the Closing, the Purchaser shall deliver the remainder of the Purchase Price by means of a wire transfer of immediately available funds to an account designated by the Seller, after making all adjustments to the Purchase Price as called for herein.

      27. PUBLIC ANNOUNCEMENTS. Except as otherwise required by law, no public announcements shall be made by any party regarding the transactions contemplated hereby without the prior approval of the other parties, which approval shall not be unreasonably withheld.

      28. ATTORNEY'S FEES. In the event that it should become necessary for any party entitled hereunder to bring suit against the other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party.

      29. BENEFIT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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
      30. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Purchaser, addressed to Mr. M. Timothy Carey at 11601 North Houston-Rosslyn Road, Houston, Texas 77086, telephone (281) 999-8920, and fax (281) 999-8724; and if to the Seller, addressed to Mr. Jerry Hamilton at 1807 Rankin Road, Houston, Texas 77073, telephone (281) 821-6007, and fax (281) 821-5501; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

      31. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto. The Purchaser may assign this Agreement to any other entity as it may choose, without the prior consent of the Seller.

      32. NO THIRD PARTIES. This Agreement is not intended to, and shall not, create any rights in or confer any benefit whatsoever upon any person other than the parties hereto. The assumption of any liability or obligation by the Purchaser pursuant to this Agreement and the exclusion of any liability or obligation hereunder shall have effect and shall create enforceable rights only as between the parties to this Agreement, and is not intended to and shall not be enforceable by, create any rights of whatever nature in, or confer any benefit whatsoever upon any person other than the parties to this Agreement.

      33. CONSTRUCTION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

      34. WAIVER. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

      35. CUMULATIVE RIGHTS. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

      36. INVALIDITY. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

      37. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

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
      38. MULTIPLE COUNTERPARTS. This Agreement may be exercised in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      39. LAW GOVERNING. This Agreement hall be construed and governed by the laws of the State of Texas, and all obligations hereunder shall be deemed performable in Harris County, Texas.

      40. PERFECTION OF TITLE. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

      41. ENTIRE AGREEMENT. This instrument contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

      IN WITNESS WHEREOF, the Purchaser and the Seller have each caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                          CRC-EVANS PIPELINE
                                          INTERNATIONAL, INC.


                                          By:__________________________________
                                             M. Timothy Carey, Chief Executive
                                             Officer


                                          TULSA PIPELINE EQUIPMENT &
                                          SUPPLY, INC.


                                          By:__________________________________
                                             Jerry Hamilton, President


                                          HAMILTON HEAVY EQUIPMENT, INC.


                                          By:__________________________________
                                             Jerry Hamilton, President


                                          ______________________________________
                                          JERRY HAMILTON, individually and doing
                                          business as HHC INTERNATIONAL

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